Exhibit 99.1
NEWS RELEASE

For information, contact:
Media – David A. Harpole (713) 309-4125
Investors – Douglas J. Pike (713) 309-7141

Lyondell Chemical Company, Equistar Chemicals, LP and
Equistar Funding Corporation Launch Cash Tender Offers and Related Consent Solicitations for $4.01 Billion of Outstanding Debt Securities

Lyondell Chemical Company Securities:
• $325 Million 10.500% Senior Secured Notes due 2013
• $875 Million 8.000% Senior Notes due 2014
• $900 Million 8.250% Senior Notes due 2016
• $510 Million 6.875% Senior Notes due 2017

Equistar Chemicals, LP and Equistar Funding Corporation Securities:
• $400 Million 10.125% Senior Notes due 2008
• $600 Million 8.750% Notes due 2009
• $400 Million 10.625% Senior Notes due 2011

     HOUSTON, Nov. 20, 2007— Lyondell Chemical Company (“Lyondell,” NYSE: LYO) and its subsidiaries Equistar Chemicals, LP (“Equistar”) and Equistar Funding Corporation (“Equistar Funding,” together with Equistar, the “Equistar Issuers”) announced today that they have commenced cash tender offers (the “Offers”) for an aggregate of approximately $4.01 billion of outstanding debt securities (as listed above and collectively, “Notes”) issued by Lyondell and Equistar Issuers, as applicable. More details on the Notes are provided in Table 1 below.

In conjunction with each of the Offers, Lyondell or the Equistar Issuers, as applicable, are soliciting consents (the “Consent Solicitations”) from holders of the applicable series of Notes to effect certain proposed amendments (the “Proposed Amendments”) to the indenture governing such series of Notes, including elimination of substantially all of the restrictive covenants. The Offers and Consent Solicitations are conducted in connection with the proposed merger of Lyondell with BIL Acquisition Holdings Limited, a Delaware corporation and wholly-owned subsidiary of Basell AF S.C.A., a Luxembourg company (the “Merger”).

The Offer for each series of Notes will expire at 12:01 a.m. EST on Dec. 20, 2007, unless extended or earlier terminated by Lyondell or the Equistar Issuers, as applicable, in their sole discretion (the “Expiration Date”). The Consent Solicitation for each series of Notes will expire at or prior to 5 p.m. EST, on Dec. 5, 2007, unless extended or earlier terminated by Lyondell or the Equistar Issuers, as applicable, in their sole discretion (the “Consent Payment Deadline”). Holders may not tender their Notes without also delivering consents and may not deliver consents without also tendering their Notes. Holders that validly tender their Notes pursuant to the Offers will be deemed to have validly delivered their consents related to such Notes. Tendered Notes may not be withdrawn, and consents may not be revoked, after the Consent Payment Deadline.

The total consideration per $1,000 principal amount of the Notes validly tendered and not validly withdrawn at or prior to the Consent Payment Deadline (the “Total Consideration”) will be an amount equal to:

•	the sum of

o	the present value on Dec. 20, 2007, (the “Initial Payment Date”) of the applicable Next Redemption Price on the applicable Next Redemption Date (specified in Table 1 below), and

o	the present value on the Initial Payment Date of the amount of interest that would accrue from the last date on which interest has been paid until the applicable Next Redemption Date

•	minus

o	accrued and unpaid interest from the last date on which interest has been paid up to, but not including, the Initial Payment Date.

The discount rate for calculating the present value is based on a fixed spread of 50 basis points over the yield as of 2 p.m. EST on Dec. 5, 2007, (the “Price Determination Date”) of the applicable U.S. Treasury Security (the “Reference Security”, specified in Table 1 below).

The Total Consideration, payable on or about the Initial Payment Date, includes a consent payment of $30 per $1,000 principal amount of the Notes to holders who validly tender the Notes, and thereby validly deliver consents related to the Notes, at or prior to the Consent Payment Deadline. Holders whose Notes are validly tendered after the Consent Payment Deadline and accepted for purchase will receive the Total Consideration minus the $30 consent payment per $1,000 principal amount of the Notes promptly after the Expiration Date. In addition, accrued and unpaid interest from the last interest payment date to, but not including, the applicable payment date will be paid on all validly tendered and accepted Notes.

Table 1 provides additional details about the Notes and summarizes the material pricing terms of the Offers for the Notes.

Table 1 – Details Regarding the Notes; Material Pricing Terms of the Tender Offers

Lyondell’s Notes
CUSIP Number	Principal Amount Outstanding ($ millions)	Security Description	Next Redemption Date	Next Redemption Price	Reference Security
552078AV9	$325	10.500% Senior Secured Notes due 2013	June 1, 2008	$1,052.50	4.875% U.S. Treasury Note due May 31, 2008
552078AW7	$875	8.000% Senior Notes due 2014	Sept. 15, 2010	$1,040.00	3.875% U.S. Treasury Note due Sept. 15, 2010
552078AX5	$900	8.250% Senior Notes due 2016	Sept. 15, 2011	$1,041.25	4.625% U.S. Treasury Note due Aug. 31, 2011
552078AY3	$510	6.875% Senior Notes due 2017	June 15, 2012	$1,034.38	4.750% U.S. Treasury Note due May 31, 2012

Equistar Issuers’ Notes
CUSIP Number	Principal Amount Outstanding ($ millions)	Security Description	Next Redemption Date	Next Redemption Price	Reference Security
29444NAF9	$400	10.125% Senior Notes due 2008	Sept. 1, 2008	$1,000.00	4.875% U.S. Treasury Note due Aug. 31, 2008
29444NAD4	$600	8.750% Notes due 2009	Feb. 15, 2009	$1,000.00	4.500% U.S. Treasury Note due Feb. 15, 2009
29444NAH5	$400	10.625% Senior Notes due 2011	May 1, 2008	$1,026.56	4.875% U.S. Treasury Note due April 30, 2008

Each Offer and Consent Solicitation is made independently of the other Offers and Consent Solicitations. Lyondell and the Equistar Issuers reserve the right to terminate, withdraw or amend any Offer and Consent Solicitation, as applicable, independently of the other Offers and Consent Solicitations at any time and from time to time.

The completion of the Offers and Consent Solicitations is not a condition to completion of the Merger, but the completion of the Merger is a condition, among other things, to the obligations of Lyondell or the Equistar Issuers, as applicable, to accept and pay for the Notes pursuant to the Offers and Consent Solicitations. The complete terms and conditions of the Offers and Consent Solicitations are set forth in the Offer to Purchase and Consent Solicitation Statement dated Nov. 20, 2007, (the “Offer and Consent Statement”), which is being sent to holders of the Notes. Holders are urged to carefully read the Offer and Consent Statement and related materials.

Goldman, Sachs & Co. and Merrill Lynch & Co. are the dealer managers for the Offers and solicitation agents for the Consent Solicitations. Questions regarding the Offers and Consent Solicitations may be directed to Goldman, Sachs & Co. at (877) 686-5059 (toll-free) [(212) 357-0775 (collect)] and Merrill Lynch & Co. at (888) 654-8637 (toll-free) [(212) 449-4914 (collect)].  Copies of the Offer and Consent Statement and related materials may be obtained from the Information Agent, D. F. King & Co., Inc. at (800) 290-6429 (U.S. toll free) and (212) 269-5550 (Banks and Brokers).

# # #

This announcement is not an offer to purchase, a solicitation for acceptance of an offer to purchase, or a solicitation of consents with respect to, any securities. The Offers and Consent Solicitations are being made solely pursuant to the Offer and Consent Statement and related materials.

About Lyondell
Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products. Key products include ethylene, polyethylene, styrene, propylene, propylene oxide, gasoline, ultra low-sulfur diesel, MTBE and ETBE.

Forward-Looking Statements
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, Lyondell’s ability to implement its business strategies, including the ability of Lyondell and Basell to complete the proposed merger; availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; uncertainties associated with the U.S. and worldwide economies; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; operating interruptions; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; technological developments; risks of doing business outside of the U.S.; access to capital markets; and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2007.

SOURCE:  Lyondell Chemical Company and Equistar Chemicals, LP

Lyondell Chemical Company
www.lyondell.com